Joint Filing Agreement
                             ----------------------

         This will confirm the agreement by and among all the undersigned that the Amendment No. 4 to Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, $.15 par value, of NAL Financial Group, Inc. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Date: November 10, 1998.

                                  CONSECO, INC.


                                  By:/s/James S. Adams
                                     -------------------------------------------
                                     James S. Adams,
                                     Senior Vice President


                                  CIHC, INCORPORATED


                                  By:/s/David Hill
                                     -------------------------------------------
                                     David Hill,
                                     Vice President and Assistant
                                     Secretary


                                  CONSECO PRIVATE CAPITAL GROUP,
                                    INC.


                                  By:/s/James S. Adams
                                     -------------------------------------------
                                     James S. Adams,
                                     Senor Vice President